Exhibit 10.1

AGREEMENT

This Agreement (“Agreement”) is entered into on March 6, 2009 (the “Effective Date”) among AdEx Media Inc. (“AdEx”), a Delaware corporation, Digital Equity Partners, LLC (“DEP”), a Colorado limited liability company, and the former members of Digital Instructor, LLC, a Colorado limited liability company (“DI”) listed on the signature page hereto (each a “Member” and collectively, the “Members”).

RECITALS

1. AdEx and the Members entered into that Membership Interest Purchase Agreement dated August 12, 2008 (the “Purchase Agreement”), attached hereto as Exhibit A and incorporated by reference, in which AdEx purchased all the issued and outstanding membership interests in DI from the Members pursuant to the terms set forth in Purchase Agreement;

2. AdEx and DEP entered into a Senior Secured Promissory Note dated August 12, 2008 (the “Note”) attached hereto and incorporated herein by reference as Exhibit B, in which AdEx agreed to pay DEP the principal sum of Five Hundred Thousand Dollars ($500,000) without interest as part of the consideration set forth in the Purchase Agreement;

3. AdEx and DEP entered into a Security Agreement dated August 12, 2008 (the “Security Agreement”) attached hereto and incorporated herein by reference as Exhibit C in which AdEx’s obligations under the Note are secured by the grant to DEP of a first priority security interest in the Collateral (as defined in the Security Agreement);

4. On February 12, 2009, AdEx and DEP entered into a First Amendment of the Note, a copy of which is attached hereto and incorporated herein by reference as Exhibit D-1 (the “First Amendment”), in which the Maturity Date of the Note was extended to February 26, 2009;

5. On February 26, 2009, AdEx and DEP entered into a Second Amendment of the Note, a copy of which is attached hereto and incorporated herein by reference as Exhibit D-2 (the “Second Amendment”), in which the Maturity Date of the Note was extended to March 9, 2009;

6. DEP desires to surrender the Note, as amended, and AdEx desires to issue to DEP in exchange for the Note (i) a new note payable to DEP in the principal amount of $255,000 substantially in the form attached hereto as Exhibit E (the “New Note”) and (ii) a cash payment of $245,000 on the Effective Date (the “Cash Payment”) pursuant to the terms and conditions set forth herein;

7. AdEx and DEP desire to amend the Security Agreement to reflect DEP’s amended security interest in the principal amount of $255,000 under the New Note;

8. Pursuant to Section 2.2.4 of the Purchase Agreement, AdEx is obligated to pay in cash to the Members the Earn Out (as defined in the Purchase Agreement) following the expiration of the Earn Out Period (as defined in the Purchase Agreement), as part of the consideration set forth in the Purchase Agreement;

9. AdEx and the Members desire to amend the terms of the Purchase Agreement with respect to the Earn Out and the Earn Out Period and certain other provisions as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1. Surrender and Cancellation of the Note. In consideration for (i) AdEx’s payment of the Cash Payment to DEP on the Effective Date and (ii) the issuance of the New Note, DEP shall surrender the Note to AdEx and AdEx shall cancel the Note.

1.1 Delivery by DEP. On the Effective Date, DEP shall deliver to AdEx (i) the original Note, (ii) an executed copy of this Agreement, (iii) an executed copy of an Amended and Restated Operating Agreement of DEP substantially in the form attached hereto as Exhibit F, and (iv) documents, notices, termination statements or other documents and papers as may be reasonably necessary and requested by AdEx to release the Collateral (as defined in the Security Agreement) from the security interest granted to DEP in the Security Agreement except as necessary to secure AdEx’s obligations under the New Note.

1.2 Delivery by AdEx. On the Effective Date, AdEx shall deliver to DEP (i) the original New Note duly executed, (ii) an executed copy of this Agreement and (iii) the Cash Payment.

2. Creation of New Note; Amendment of Purchase Agreement.

2.1 Upon surrender and cancellation of the Note, AdEx shall issue the New Note payable to DEP in the principal amount of $255,000, substantially in the form attached hereto as Exhibit E.

2.2 The Purchase Agreement is hereby amended such that all references to the Note in the Purchase Agreement shall hereinafter be deemed to refer to the New Note.

3. Amendment of Security Agreement. AdEx and DEP agree that the second recital of the Security Agreement attached hereto as Exhibit C is hereby amended as follows: The figure “$500,000” in the last sentence is hereby deleted in its entirety and replaced with “$255,000”, such that AdEx’s $255,000 obligation under the New Note will continue to be secured by the Collateral under the Security Agreement. Unless and until AdEx has disbursed to DEP all amounts payable pursuant to the New Note, AdEx shall not (i) dissolve DI or otherwise cause DI to cease to exist, (ii) encumber or otherwise transfer the assets of DI, or (iii) encumber the Collateral (as defined in the Security Agreement). For the avoidance of doubt, it is the intention of the parties that the Security Agreement remain in full force and effect with respect to the New Note and continue to give DEP a first priority security interest in the Collateral.

4. Amendment to Earn Out Provisions. In consideration for the New Note and the Cash Payment to DEP as well as the mutual release set forth herein, the Purchase Agreement is hereby amended as follows:

4.1 Amendment to Section 2.2.4. Section 2.2.4 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“2.2.4                      An additional amount (the “Earn Out”) of up to Three Hundred Fifty Thousand Dollars ($350,000) payable in cash to the Members, other than Dennis Hefter (“Hefter”), following the expiration of the period commencing on the Closing Date and ending on that date that is twelve (12) months from the Closing Date (the “Earn Out Period”) based on the Company achieving certain gross revenue performance milestones as further set forth on Schedule C, subject to the following:”

4.2 Amendment to Section 2.2.4(a).  Section 2.2.4(a) of the Purchase Agreement shall remain unchanged and as set forth in the Purchase Agreement, except that all references to the Earn Out Period in such subsection shall be deemed to equally apply to the Hefter Earn Out Period (as defined below).

4.3 Amendment to Section 2.2.4(b).  Section 2.2.4(b) of the Purchase Agreement is deleted in its entirety and replaced with the following:

“(b) Buyer shall have no obligation to pay the Earn Out or the Hefter Earn Out (as defined below) in the event that Buyer terminates Hefter for Cause during the Earn Out Period.  Buyer shall have no obligation to pay the Hefter Earn Out in the event that Buyer terminates Hefter for Cause during the Hefter Earn Out Period but after the expiration of the Earn Out Period.  “Cause” shall have the meaning as defined in that certain Employment Agreement by and between Buyer and Hefter (the “Employment Agreement”) substantially in the form as set forth on Exhibit 4.”

4.4 Amendment to Schedule C.  Schedule C to the Purchase Agreement is hereby deleted in its entirety and replaced by the revised Schedule C attached hereto as Exhibit G.

4.5 Hefter Earn Out.  Section 2.2.5 is added to the Purchase Agreement in its entirety as follows:

“2.2.5                      An additional amount (the “Hefter Earn Out”) up to One Hundred Fifty Thousand Dollars ($150,000) payable in cash to Hefter following the expiration of the period commencing on February 12, 2009 and ending on February 12, 2010 (the “Hefter Earn Out Period”) based on the Company achieving certain gross revenue performance milestones as further set forth on Schedule D, subject to subsections 2.2.4(a) and (b).

4.6 Addition of Schedule D.  Schedule D is hereby added to the Purchase Agreement in the form attached hereto as Exhibit H.

5. Mutual Release.  Each of AdEx, DEP and the Members do hereby mutually release, acquit and forever discharge each other, their respective parents, subsidiaries, successors and assigns and each of their respective directors, officers, members, managers, agents, shareholders, employees, and affiliates, from any and all present, accrued and actionable demands, actions, causes of actions, and claims known to the releasing party arising out of the Purchase Agreement prior to the date of this Agreement, whether based on tort, contract, equity or any other theory of recovery, and whether for compensatory or exemplary damages or other relief or damages, whether such damages are known or unknown, or liquidated or unliquidated. Each party acknowledges that they have received independent legal advice with regard to their respective rights, or asserted rights, arising out of matters in controversy among the parties, and also with regard to the advisability of making and executing this Agreement.  The parties further acknowledge that they have not relied upon any statements or representations other than as set forth herein and in the Purchase Agreement, whether oral or written, made by any party. The release of claims given in this section does not apply to obligations arising under this Agreement.

6. Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

7. Entire Agreement.  This Agreement together with the New Note constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior understandings and agreements, whether oral or written, between the parties with respect to the subject matter hereof.

8. Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

9. Successors and Assigns; Assignment.  This Agreement, and the rights and obligations of the parties hereunder, is binding on and inures to the benefit of the parties and their respective successors and assigns.

10. Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts (including facsimile), each of which when so executed and delivered (including via facsimile) will be deemed an original, and all of which together shall constitute one agreement.

11. Authority.  Each party represents and warrants that the person signing this Agreement on behalf of such party has the authority to do so.

12. Captions.  The captions or headings of the paragraphs in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

13. Further Assurances.  From and after the date of this Agreement, upon the request of AdEx, DEP or the Members, AdEx, DEP and the Members shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

14. Amendments. This Agreement may be amended only by a written agreement executed by each of the parties hereto.  No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought.  Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

15. Attorneys’ Fees.  In any proceeding arising out of this Agreement, the prevailing party shall be entitled to recover all costs, including reasonable attorneys’ fees, incurred in connection with such proceeding.

16. Notice. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. Mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at the address or facsimile number set forth on the signature page below, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other party, and if to DEP or to the Members, with a copy to Giovanni Ruscitti, Esq., Berg Hill Greenleaf & Ruscitti LLP, 1712 Pearl Street, Boulder CO 80302, facsimile to (303) 402-1601, and if to the AdEx, at the AdEx’s principal executive office, with a copy to Eric K. Ferraro, Esq., Bullivant Houser Bailey PC, 601 California Street, Suite 1800, San Francisco, CA 94108, facsimile to (415) 352-2701.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the first date written above.

AdEx Media, Inc.	Digital Equity Partners, LLC

By:	By:
Name:	Name:
Title:	Title:

Member	Member

Dennis Hefter	Giovanni Ruscitti

Member	Member

Robert S. Lazzeri	James Walker

Member	Member

Brian C. Frutchey	Michael Scott Leslie

Member	Member

Emmett M. Lien III	Cheri Belz

Member	Member

Robert Sensenig	Blair McNea

EXHIBIT A

MEMBERSHIP INTEREST PURCHASE AGREEMENT

EXHIBIT B

SENIOR SECURED PROMISSORY NOTE

EXHIBIT C

SECURITY AGREEMENT

EXHIBIT D-1

AMENDMENT

EXHIBIT D-2

SECOND AMENDMENT

EXHIBIT E

NEW NOTE

EXHIBIT F

AMENDED AND RESTATED OPERATING AGREEMENT OF DIGITAL EQUITY PARTNERS, LLC

EXHIBIT G

REVISED SCHEDULE C

SCHEDULE C

EARN OUT

Forecasted Revenue during the Earn Out Period: $7,532,036

December 31, 2007 FY Audited Revenue: $4,786,810

Earn Out to be paid if revenue during the Earn Out Period is $7,532,036 = $350,000

Earn Out to be paid if revenue during the Earn Out Period is $5,791,697= $0

Earn Out to be paid if revenue during the Earn Out Period is between $5,792,698 and $7,532,035 shall be calculated pro-rata based on the above scale.

For example:

Earn Out to be paid if revenue during the Earn Out Period is $6,000,000= $41,891.87

Earn Out to be paid if revenue during the Earn Out Period is $6,500,000= $142,446.99

Earn Out to be paid if revenue during the Earn Out Period is $7,000,000= $243,002.11

EXHIBIT H
NEW SCHEDULE D

SCHEDULE D

HEFTER EARN OUT

Forecasted Revenue during Hefter Earn Out Period: $7,532,036

December 31, 2007 FY Audited Revenue: $4,786,810

Earn Out to be paid if revenue during Hefter Earn Out Period is $7,532,036 = $150,000

Earn Out to be paid if revenue during Hefter Earn Out Period is $5,791,697 = $0

Earn Out to be paid if revenue during Hefter Earn Out Period is between $5,792,698 and $7,532,035 shall be calculated pro-rata based on the above scale.

For example:

Earn Out to be paid if revenue during Hefter Earn Out Period is $6,000,000 = $17,953.66

Earn Out to be paid if revenue during Hefter Earn Out Period is $6,500,000 = $61,048.71

Earn Out to be paid if revenue during Hefter Earn Out Period is $7,000,000 = $104,143.76